Exhibit 99.3

Information regarding the Company

Set forth below is information regarding Calumet Specialty Products Partners, L.P. (the “Company” or “we”).

Adjusted EBITDA

During the first quarter of 2020, the Company’s chief operating decision makers changed the definition and calculation of Adjusted EBITDA (a non-GAAP financial measure). The revised definition and calculation of Adjusted EBITDA now includes lower of cost or market (“LCM”) inventory adjustments and last-in, first-out (“LIFO”) adjustments (see items (g) and (h) in the paragraph below), which were previously excluded. The Company believes this revised definition and calculation better reflects the performance of the Company’s business segments including cash flows.

The Company evaluates performance based upon Adjusted EBITDA. The Company defines Adjusted EBITDA for any period as EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) LCM inventory adjustments; (h) the impact of liquidation of inventory layers calculated using the LIFO method; and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

The table below sets forth Adjusted EBITDA and gross profit by segment as reported and as adjusted in accordance with the changed definition and calculation of Adjusted EBITDA described above.

	Year Ended December 31,
	(In millions)
Adjusted EBITDA[1]	2019	2019 As Adjusted	2018	2018 As Adjusted	2017[3]	2017 As Adjusted[3]

Fuels	$220.2	$190.8	$162.2	$193.0	$188.3	$169.3
Specialty	182.0	169.8	199.2	205.3	225.8	217.9
Corporate	(97.6)	(97.6)	(97.5)	(97.5)	(99.8)	(99.8)
Total	$304.6	$263.0	$263.9	$300.8	$314.3	$287.4

Gross Profit[2]
Fuels	$126.9	$126.9	$145.6	$162.1	$179.0	$196.6
Specialty	324.8	324.8	291.1	274.6	319.2	301.6
	$451.7	$451.7	$436.7	$436.7	$498.2	$498.2

[1]	Changes to Adjusted EBITDA reflect the impact of excluding LCM inventory adjustments and LIFO adjustments from the calculation.

[2]	Changes to Gross Profit reflect the Company’s change to market-based transfer pricing on intercompany transactions.
[3]	Total segment Adjusted EBITDA excludes $2.9 million related to discounted operations.

The following table presents a reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow, for each of the periods indicated, as reported and as adjusted per our change of the definition of Adjusted EBITDA.

	Year Ended December 31,
	2019	2019 As adjusted	2018	2018 As adjusted	2017	2017 As adjusted
(In millions)
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net loss	$(43.6)	$(43.6)	$(55.1)	$(55.1)	$(103.8)	$(103.8)
Add:
Interest expense	134.6	134.6	155.5	155.5	183.1	183.1
Depreciation and amortization	110.1	110.1	118.1	118.1	168.5	168.5
Income tax expense (benefit)	0.5	0.5	0.7	0.7	(1.1)	(1.1)
EBITDA	$201.6	$201.6	$219.2	$219.2	$246.7	$246.7
Add:
Unrealized (gain) loss on derivative instruments	$26.1	$26.1	$(30.2)	$(30.2)	$(3.6)	$(3.6)
Debt extinguishment costs	2.2	2.2	58.8	58.8	-	-
Amortization of turnaround costs	19.3	19.3	12.8	12.8	24.3	24.3
Loss on impairment and disposal of assets	37.0	37.0	-	-	207.3	207.3
Gain on sale of unconsolidated affiliate	(1.2)	(1.2)	-	-	-	-
(Gain) loss on sale of business, net	8.7	8.7	(0.7)	(0.7)	(173.4)	(173.4)
Other non-recurring expenses	3.5	3.5	-	-	-	-
Equity based compensation and other items	7.4	7.4	4.0	4.0	15.9	15.9
LCM impact	-	(35.6)	-	30.6	-	(30.6)
LIFO impact	-	(6.0)	-	6.3	-	3.7
Adjusted EBITDA	$304.6	$263.0	$263.9	$300.8	$317.2	$290.3
Less:
Replacement and environmental capital expenditures	$50.0	$50.0	$24.4	$24.4	$42.0	$42.0
Cash interest expense	128.5	128.5	147.6	147.6	172.9	172.9
Turnaround costs	17.8	17.8	27.9	27.9	14.5	14.5
Gain (loss) from unconsolidated affiliates	3.8	3.8	(3.7)	(3.7)	(0.4)	(0.4)
Income tax expense (benefit)	0.5	0.5	0.7	0.7	(1.1)	(1.1)
Distributable Cash Flow	$104.0	$62.2	$67.0	$103.9	$89.3	$62.4

Non-GAAP Financial Measures

We include in this Exhibit the non-GAAP financial measures EBITDA, Adjusted EBITDA and Distributable Cash Flow. We provide reconciliations of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net loss, our most directly comparable financial performance measure. Net loss is calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA and Distributable Cash Flow are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

●	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

●	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

●	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

●	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

Management believes that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay interest costs and distributions. However, the indentures governing our senior notes contain covenants that, among other things, restrict our ability to pay distributions. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.

We define Adjusted EBITDA for any period as EBITDA adjusted for: (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) LCM inventory adjustments; (h) the impact of liquidation of inventory layers calculated using the LIFO method; and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).

EBITDA, Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income (loss), operating income (loss), net cash provided by (used in) operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA and Distributable Cash Flow, management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Distributable Cash Flow are only three of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA and Distributable Cash Flow in the same manner.

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